As filed with the Securities and Exchange Commission on April 29, 2003.
                         Registration No. 333-59502
_____________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           ________________________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                           ________________________

                            Giant Industries, Inc.
            (Exact Name of Registrant as Specified in Its Charter)

             Delaware                               86-0642718
 (State or Other Jurisdiction of                 (I.R.S. Employer
 Incorporation or Organization)               Identification Number)

   23733 North Scottsdale Road
       Scottsdale, Arizona                            85255
	(Address of Principal Executive Offices)            (Zip Code)
                           ________________________
                            GIANT INDUSTRIES, INC.
                           AND AFFILIATED COMPANIES
                                 401(k) PLAN
                           (Full title of the Plan)
                           ________________________
                              KIM H. BULLERDICK
               Vice President, General Counsel, and Secretary
                         23733 North Scottsdale Road
                          Scottsdale, Arizona 85255
                   (Name and Address of Agent for Service)

                                (480) 585-8888
        (Telephone Number, Including Area Code, of Agent for Service)

                                With a copy to:
                              W. T. Eggleston, Jr.
                              Fennemore Craig, P.C.
                      3003 North Central Avenue, Suite 2600
                          Phoenix, Arizona  85012-2913
                                 (602) 916-5000

                         DE-REGISTRATION OF SHARES

     The Registrant previously filed a Form S-8 Registration Statement (No. 333-59502) with the Commission on April 25, 2001 (the "Original
Registration Statement"). The Original Registration Statement registered 250,000 shares of the Registrant's Common Stock, together with an indeterminate number of plan interests, for purchase pursuant to the Giant Industries, Inc. and Affiliated Companies 401(k) Plan (the "Plan").

     On April 2, 2003, the Registrant filed a new Form S-8 Registration Statement (No. 333-104249) with the Commission (the "New Registration Statement") registering 2,000,000 shares of the Registrant's Common Stock, together with an indeterminate number of plan interests, for contribution to or purchase pursuant to the Plan. Accordingly, the Registrant hereby deregisters any remaining shares of Common Stock registered pursuant to the Original Registration Statement that have not yet been sold under the Plan, together with the related plan interests. Any future sales will be made pursuant to the New Registration Statement.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona on April 29, 2003.

                                   GIANT INDUSTRIES, INC.



                                   By: /s/ FRED L. HOLLIGER*
                                      --------------------------
                                      Fred L. Holliger
                                      Chairman of the Board
                                      and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                    TITLE                           DATE


/s/ FRED L. HOLLIGER*        Chairman of the Board,          April 29, 2003
-------------------------    Chief Executive Officer,
Fred L. Holliger             Director
                             (Principal Executive Officer)

/s/ MARK B. COX*             Vice President, Treasurer,      April 29, 2003
-------------------------    Chief Financial Officer and
Mark B. Cox                  Assistant Secretary
                             (Principal Financial
                             Officer)

/s/ GARY R. DALKE*           Vice President, Controller,     April 29, 2003
-------------------------    Chief Accounting Officer and
Gary R. Dalke                Assistant Secretary
                             (Principal Accounting
                             Officer)

/s/ GEORGE M. RAPPORT        Director                        April 29, 2003
-------------------------
George M. Rapport

/s/ LARRY L. DEROIN          Director                        April 29, 2003
-------------------------
Larry L. DeRoin

/s/ ANTHONY J. BERNITSKY*    Director                        April 29, 2003
-------------------------
Anthony J. Bernitsky

/s/ RICHARD T. KALEN, JR*    Director                        April 29, 2003
-------------------------
Richard T. Kalen, Jr.

/s/ BROOKS J. KLIMLEY        Director                        April 29, 2003
-------------------------
Brooks J. Klimley

/s/ JAMES E. ACRIDGE*        Director                        April 29, 2003
-------------------------
James E. Acridge


         GIANT INDUSTRIES, INC. AND AFFILIATED COMPANIES 401(k) PLAN

     Pursuant to the requirements of the Securities Act of 1933, the Giant Industries, Inc. and Affiliated Companies 401(k) Plan has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona on April 29, 2003.

Giant Industries, Inc. and Affiliated Companies 401(k) Plan


  By: /s/ NATALIE DOPP                 By: /s/ GARY R. DALKE*
    ---------------------------          ---------------------------
  Name:  Natalie Dopp                  Name:  Gary R. Dalke
  Title: Member of 401(k) Plan         Title: Member of 401(k) Plan
         Administrative Committee             Administrative Committee

 *By: /s/ KIM H. BULLERDICK
    ---------------------------
  Name:  Kim H. Bullerdick
  Title:  Attorney-in-Fact